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                                 EXHIBIT 23.1





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                         INDEPENDENT AUDITORS' CONSENT


                 We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-8 of our report dated February 8, 1994 (January 10, 1995 as to the effects of the business combinations and stock split described in Note L), appearing in the Report on Form 8-K of Office Depot, Inc. dated January 16, 1995.


Deloitte & Touche LLP
Ft. Lauderdale, Florida
January 26, 1995